                                                                     EXHIBIT 4.2

                                    SPSS INC.

                                       and

                      COMPUTERSHARE INVESTOR SERVICES, LLC

                                       as
                                  Rights Agent

                      AMENDED AND RESTATED RIGHTS AGREEMENT

                           Dated as of August 31, 2004

                               TABLE OF CONTENTS


                                                                                              PAGE
Section 1.        Certain Definitions...................................................        2

Section 2.        Appointment of Rights Agent...........................................        4

Section 3.        Issue of Right Certificates...........................................        4

Section 4.        Form of Right Certificates............................................        6

Section 5.        Countersignature and Registration.....................................        6

Section 6.        Transfer Split Up, Combination and Exchange of Right
                  Certificates: Mutilated, Destroyed, Lost or Stolen Right
                  Certificates..........................................................        7

Section 7.        Exercise of Rights; Purchase Price, Expiration Date of Rights.........        8

Section 8.        Cancellation and Destruction of Right Certificates....................        9

Section 9.        Availability of Common Shares.........................................        9

Section 10.       Common Shares Record Date.............................................       10

Section 11.       Adjustment of Purchase Price, Number of Shares or Number of Rights....       11

Section 12.       Certificate of Adjusted Purchase Price or Number of Shares............       17

Section 13.       Consolidation, Merger or Sale or Transfer of Assets or Earning Power..       17

Section 14.       Fractional Rights and Fractional Shares...............................       20

Section 15.       Rights of Action......................................................       20

Section 16.       Agreement of Right Holders............................................       21

Section 17.       Right Certificate Holder Not Deemed a Stockholder.....................       21

Section 18.       Concerning the Rights Agent...........................................       21

Section 19.       Merger or Consolidation or Change of Name of Rights Agent.............       22

Section 20.       Duties of Rights Agent................................................       23

Section 21.       Change of Rights Agent................................................       25

Section 22.       Issuance of New Right Certificates....................................       25

Section 23.       Redemption............................................................       26

Section 24.       Exchange..............................................................       27

Section 25.       Notice of Certain Events..............................................       28

Section 26.       Notices...............................................................       29

Section 27.       Supplements and Amendments............................................       30

Section 28.       Successors............................................................       30

Section 29.       Determinations and Actions by the Board of Directors..................       30

                               TABLE OF CONTENTS
                                  (continued)

                                                                                              PAGE
Section 30.       Benefits of this Agreement............................................       31

Section 31.       Severability..........................................................       31

Section 32.       Governing Law.........................................................       31

Section 33.       Counterparts..........................................................       31

Section 34.       Descriptive Headings..................................................       31

                              AMENDED AND RESTATED
                                RIGHTS AGREEMENT

      This Amended and Restated Rights Agreement (the "Rights Agreement" or "Agreement"), dated as of August 31, 2004, is by and between SPSS Inc., a Delaware corporation (the "Company"), and Computershare Investor Services, LLC (the "Rights Agent").

      WHEREAS, on February 20, 1998, the Company's Board of Directors (the "Board") declared a dividend of one common share purchase right (a "Right") for each Common Share (as hereinafter defined) of the Company outstanding on June 30, 1998 (the "Record Date"), each Right representing the right to purchase one Common Share, upon the terms and subject to the conditions set forth in the Rights Agreement, dated as of June 18, 1998, between the Company and the Harris Trust and Savings Bank (the "1998 Agreement"), and further authorized and directed the issuance of one Right with respect to each Common Share that has and shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined);

      WHEREAS, with the execution of this Agreement, SPSS shall appoint Computershare Investor Services, LLC, to replace Harris Trust and Savings Bank as rights agent;

      WHEREAS, the Board has determined it to be in the best interest of the Company and its stockholders to make certain amendments to the 1998 Agreement to ensure that the 1998 Agreement is in compliance with changes in governing law, which amendments will alter the terms of the Rights outstanding as of the date hereof; and

      WHEREAS, pursuant to and in accordance with Section 27 of the 1998 Agreement, the Company desires to enter into the Amended and Restated Rights Agreement to supercede the 1998 Agreement as set forth herein.

      NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

      SECTION 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

      (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Shares of the Company then outstanding, but shall not include the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial

Owner of 15% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person". Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person", as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

      (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12(b)-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

      (c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

            (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

            (ii) which such Person or any of such Person's Affiliates or Associates directly or indirectly has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report) ; or

            (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(c) (ii) (B)) or disposing of any securities of the Company.

      Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's beneficial ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder, provided, however, that nothing in this subsection (c) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

      (d) "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which the New York Stock Exchange is closed.

      (e) "Close of business" on any given date shall mean 5:00 P.M., Chicago, Illinois time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Chicago, Illinois time, on the next succeeding Business Day.

      (f) "Common Shares" when used with reference to the Company shall mean the shares of common stock, par value $.0l per share, of the Company. "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the equity securities or other equity interest having power to control or direct the management of such Person.

      (g) "Distribution Date" shall have the meaning set forth in Section 3 hereof.

      (h) "Final Expiration Date" shall have the meaning set forth in Section 7 hereof.

      (i) "Person" shall mean any individual, firm, partnership, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

      (j) "Redemption Date" shall have the meaning set forth in Section 7 hereof.

      (k) "Section 11(a) (ii) Event" shall mean the event described in Section 11(a) (ii).

      (l)   "Section 13 Event" shall mean any event described in clauses (x),
(y) or (z) of Section 13(a) hereof.

      (m) "Shares Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

      (n) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

      SECTION 2. APPOINTMENT OF RIGHTS AGENT. Upon the execution of this Agreement, the Company hereby terminates Harris Trust and Savings Bank as rights agent and hereby appoints Computershare Investor Services, LLC as rights agent in accordance with this Section

2. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

      SECTION 3. ISSUE OF RIGHT CERTIFICATES. (a) Until the earlier of (i) the close of business on the tenth day after the Shares Acquisition Date or (ii) the close of business on the tenth Business Day after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of Common Shares aggregating 15% or more of the then outstanding Common Shares (the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send at the expense of the Company) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit A hereto (a "Right Certificate"), evidencing one Right for each Common Share so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates. In the event that an adjustment in the number of Rights per Common Share has been made pursuant to Section 11(i) hereof, at the time of distribution of the Right Certificates, the Company may make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights pursuant to
Section 14, hereof.

      (b) On the Record Date, or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Common Shares, in substantially the form of Exhibit B hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration
Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

      (c) Rights shall be issued in respect of all Common Shares which are issued after the Record Date but prior to the earlier of the Distribution Date, the Redemption Date, the Final Expiration Date, or in certain circumstances provided in Section 22, after the Distribution Date. Certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

      This certificate also evidences and entitles the holder hereof to certain rights as set forth in the Amended and Restated Rights Agreement between SPSS Inc. and Computershare Investor Services, LLC, dated as of August 31, 2004 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of SPSS Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. SPSS Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void.

      Any reference to the 1998 Agreement in the foregoing legend is a reference to this Agreement and, after execution of any supplement to this Agreement, any reference to the 1998 Agreement or this Agreement in the foregoing legend will be a reference to this Agreement, as supplemented or amended. With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding. The failure to print the foregoing legend on any certificate representing Common Shares or any other defect therein shall not affect in any manner whatsoever the Rights evidenced by such certificate or the application or interpretation of the provisions of Section 7(e) hereof.

      SECTION 4. FORM OF RIGHT CERTIFICATES.

      (a) The Right Certificates (and the forms of election to purchase Common Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of Common Shares as shall be set forth therein at the price per Common Share set forth therein (the "Purchase Price"), but the number of such Common Shares and the Purchase Price shall be subject to adjustment as provided herein.

      (b) Any Right Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents Rights beneficially owned by: (i) an Acquiring Person (or any Associate or Affiliate of an Acquiring Person), (ii) a transferee of an Acquiring Person (or any Associate or Affiliate of an Acquiring Person) which becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or any Associate or Affiliate of an Acquiring Person) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Right pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any Associate or Affiliate of such Acquiring Person) to holders of equity interests in such Acquiring Person (or of such Associate or Affiliate) or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred rights or (B) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding (whether or not in writing) which has a primary purpose or effect of the avoidance of Section 7(e) hereof, and any Right Certificate issued pursuant to Section 6 or Section 11 hereof, upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend, modified as applicable to apply to such Person:

      The Rights represented by this Right Certificate are or were beneficially owned by a person who was or became an Acquiring Person or Affiliate or Associate of an Acquiring Person (as such term is defined in the Rights Agreement). Accordingly, this Right Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Amended and Restated Rights Agreement between SPSS Inc. and Computershare Investor Services, LLC, dated as of August 31, 2004 (the "Rights Agreement").

      SECTION 5. COUNTERSIGNATURE AND REGISTRATION. The Right Certificates shall be executed on behalf of the Company by its Chief Executive Officer, its President, its Chief Financial Officer, or its Treasurer, either manually or by facsimile signature, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned by an authorized signatory of the Rights Agent either manually or by facsimile signature and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

      In case any authorized signatory of the Rights Agent who shall have countersigned any of the Right Certificates shall cease to be such signatory before delivery by the Company, such Right Certificates, nevertheless, may be issued and delivered by the Company with the same force and effect as though the person who countersigned such Right Certificate had not ceased to be such signatory; and any Right Certificates may be countersigned on behalf of the Rights Agent by any person who, at the actual date of the countersignature of such Right Certificate, shall be a proper signatory of the Rights Agent to countersign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such a signatory.

      Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

      SECTION 6. TRANSFER SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT
CERTIFICATES: MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES. (a) Subject to the provisions of Section 7(e), Section 11 and Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 7(e) or Section 11(a) (ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged, for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Common Shares (or other securities or assets, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged, at the principal office of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment and certification thereto on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall subject to Section 7,
Section 11, Section 14 and Section 20(j), countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

      (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

      SECTION 7. EXERCISE OF RIGHTS; PURCHASE PRICE, EXPIRATION DATE OF RIGHTS.
(a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed and such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each Common Share as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on June 18, 2008 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in
Section 23 hereof (the "Redemption Date"), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.

      (b) The Purchase Price for each Common Share purchasable pursuant to the exercise of a Right shall initially be $175, and shall be subject to adjustment from time to time as provided in Section 11 or 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

      (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall, subject to Section 20(j), thereupon promptly (i) (A) requisition from any transfer agent of the Common Shares certificates for the number of Common Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing such number of Common Shares as are to be purchased (in which case certificates for the Common Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event the Company is obligated to issue other securities (including Common Shares) of the Company or distribute other property pursuant to Section 11 hereof, the Company will use its best efforts to make all arrangements necessary so that such other securities or property are available for distribution by the Rights Agent, if and when appropriate.

      (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

      (e) Notwithstanding anything to the contrary in this Agreement, after the first occurrence of any event under Section 11(a) (ii) or Section 13 hereunder, any Rights beneficially owned by (i) any Acquiring Person (or any Associate or Affiliate of an Acquiring Person), (ii) a transferee of an Acquiring Person (or any Associate or Affiliate of an Acquiring Person) which becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or any Associate or Affiliate of an Acquiring Person) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any Associate or Affiliate of such Acquiring Person) to holders of equity interests in such Acquiring Person (or of such Associate or Affiliate) or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights, or (B) a transfer that the Board of Directors of the Company has determined is part of a plan, arrangement or understanding (whether or not in writing) which has as a primary purpose or effect the avoidance of this Section 7(e), shall be null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and 4(b) hereof are complied with, but shall have no liability as to any holder of a Right Certificate or any other Person as a results of its failure to make any determinations with respect to an Acquiring Person, or any of its Affiliates, Associates or transferees hereunder.

      SECTION 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

      SECTION 9. RESERVATION AND AVAILABILITY OF COMMON SHARES

      (a) Subject to the Company's rights under Section 11(a) (iii) hereof to otherwise fulfill its obligations hereunder, the Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Common Shares or any Common Shares held in its treasury, the number of Common Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7; provided, however, that such action need not be taken with respect to Common Shares (or other securities) issuable upon exercise of the Rights until after such time as the Rights become exercisable, and with respect to Common Shares (or other securities) issuable upon occurrence of an event under Section 11(a) (ii) or Section 13, hereunder, until the occurrence of such an event.

      (b) The Company shall use its best efforts to (i) file, as soon as is practicable following the earliest date after the first occurrence of an event under Section 11(a) (ii) or Section 13 hereunder, in which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with this Agreement, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities or (B) the Final Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states and other appropriate jurisdictions in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this paragraph, the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective and to take such actions under such other securities or blue sky laws and permit them to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained or the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective.

      (c) So long as the shares of Common Stock or other securities issuable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable (but only to the extent that it is reasonably likely that the Rights will be exercised), all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

      (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Common Shares or other securities delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

      (e) The Company further covenants and agrees that, subject to Sections 6 and 7(c), it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Common Shares (or other securities or property) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for the Common Shares (or other securities or property) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Common Shares (or other securities or property) upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

      SECTION 10. COMMON SHARES RECORD DATE. Each person in whose name any certificate for Common Shares (or other securities) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares (or other securities) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Shares (or other securities) transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Shares (or other securities) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Common Shares (or other securities) for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

      SECTION 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number of any kind of securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

      (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Common Shares payable in Common Shares, (B) subdivide the outstanding Common Shares, (C) combine the outstanding Common Shares into a smaller number of Common Shares or (D) issue any shares of its capital stock in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive upon payment of the Purchase Price then in effect the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Common Shares (or other capital stock, as the case may be) transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs that would require an adjustment under both this Section 11(a) (i) and Section 11(a) (ii), the adjustment provided for in this Section 11(a) (i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11 (a) (ii).

             (ii) Subject to Section 24 and Section 7(e) of this Agreement, in the event any Person, alone or together with its Affiliates or Associates, is or becomes an Acquiring Person, except as a result of a transaction set forth in Section 13(a), then, each holder of a Right, except as provided below and in Section 7(e), shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of Common Shares for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Common Shares, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of Common Shares for which a Right is then exercisable and dividing that product by (y) 50% of the then current per share market price of the Company's Common Shares (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event (such number of shares is herein called the "Adjustment Shares"). In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights.

            (iii) In the event that after the Distribution Date or, in the case of a Section 11(a) (ii) Event after the date of the occurrence of such
      Section 11(a) (ii) Event, the number of Common Shares which is authorized by the Company's articles of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights, the Company shall: (A) determine the excess of (1) the value of the Common Shares, or Adjustment Shares in accordance with Section 11 (a) (ii), as the case may be, issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess is herein called the "Spread"), and (B) with respect to each Right, make adequate provision to substitute for the Common Shares, or Adjustments Shares, as the case may be, upon exercise of the Rights and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Shares of the same or different class or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which the Board of Directors of the Company has deemed to have substantially the same economic value as Common Shares (such shares or units of shares of preferred stock are referred to herein as "common share equivalents")),
      (4) debt
      securities of the Company, (5) other assets, or (6) any combination of the foregoing having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the Distribution Date, or in the case of a Section 11(a) (ii) Event the later of (x) the first occurrence of a Section 11(a) (ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x), and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional Common Shares could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than one hundred twenty (120) days after the Distribution Date or the Section 11(a) (ii) Trigger Date, as the case may be, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action should be taken pursuant to the first and/or second sentences of this Section 1l(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional securities and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a) (iii), the value of the Common Shares shall be the current per share market price per Common Share (as defined in Section 11(d)) on the Distribution Date or the Section 11(a)
      (ii) Trigger Date, as the case may be, and the value of any "common share equivalent" shall be deemed to have the same value as the Common Shares on such date.

      (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or shares having the same rights, privileges and preferences as the Common Shares ("equivalent common shares")) or securities convertible into Common Shares or equivalent common shares at a price per Common Share or equivalent common share (or having a conversion price per share, if a security convertible into Common Shares or equivalent common shares) less than the then current per share market price of the Common Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of

Common Shares and/or equivalent common shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares and/or equivalent common shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Common Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

      (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Common Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Common Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Common Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Common Share and the denominator of which shall be such current per share market price of the Common Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

      (d) For the purpose of any computation hereunder, the "current per share market price" of any security (a "Security" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of thirty (30) Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq National Market or, if the Security is not listed or admitted to trading on the Nasdaq National Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices as reported by such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Securities, the fair value of the Rights on such date as determined in good faith by the Board of Directors shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

      (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth of a Common Share or of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

      (f)   If as a result of an adjustment made pursuant to Section 11(a) or
Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 11(a), (b), and (c) inclusive, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Common Shares shall apply on like terms to any such other shares.

      (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

      (h)   Unless the Company shall have exercised its election as provided in
Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and 11(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of a Common Shares (calculated to the nearest one one-millionth of a Common Share) obtained by (i) multiplying (x) the number of Common Shares covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and
(ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

      (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

      (j) Irrespective of any adjustment or change in the Purchase Price or the number of Common Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of Common Shares which were expressed in the initial Right Certificates issued hereunder.

      (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the Common Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Shares at such adjusted Purchase Price.

      (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Common Shares and other capital stock or securities of the

Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

      (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any (i) consolidation or subdivision of the Common Shares, (ii) issuance wholly for cash of any Common Shares at less than the current market price, (iii) issuance wholly for cash of Common Shares or securities which by their terms are convertible into or exchangeable for Common Shares, (iv) dividends on Common Shares payable in Common Shares or (v) issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Common Shares shall not be taxable to such stockholders.

      (n) In the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case (A) the number of Common Shares purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of Common Shares so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

      SECTION 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained, and shall not be obligated or responsible for calculating any adjustment, nor shall it be deemed to have knowledge of such an adjustment unless and until it shall have received such certificate.

      SECTION 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER. (a) In the event, directly or indirectly, at any time after a Person has become an Acquiring Person, (x) the Company shall consolidate with, or merge with and into, any other Person and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of Common Shares for which a Right is then exercisable, in accordance with the terms of this Agreement, such number of Common Shares of the Principal Party (as defined hereinafter) including the Company as the successor thereto or as the surviving corporation, not subject to any liens, encumbrances, rights of call, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (A) multiplying the then current Purchase Price by the number of Common Shares for which a Right is then exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a) (ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the Purchase Price in effect immediately prior to the first occurrence of such Section 11(a) (ii) Event by the number of such Common Shares for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a) (ii) Event) and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 event. If, for any reason, the Right cannot be exercised for the Common Shares of the Principal Party, then a holder of Rights will have the right to exchange the Rights for cash from such Principal Party in an amount equal to the number of shares of such Principal Party's Common Shares the holder is entitled to purchase multiplied by 50% of the then current per share market price, as described in
Section 11(d) hereof. If, for some reason, including, but not limited to, instances where the Principal Party has no Common Shares, the foregoing formulation cannot be applied to determine the cash amount to which the holder of a Right is entitled, then the Board of Directors of the Company shall determine such amount reasonably and with utmost good faith to such holders. Any such determination shall be binding and final. If, in the case of a transaction of the kind described in clause (z) of the first sentence of this Section 13
(a), the Person or Persons to whom assets or earning power are sold or otherwise transferred are individuals, then the preceding sentences of this Section 13(a) shall be inapplicable, and the Company shall require as a condition to such sale or transfer that such Person or Persons pay to each holder of a Right Certificate, upon its surrender to the Rights Agent and in exchange therefor (without requiring payment by such holder), cash in the amount determined by multiplying the then current Purchase Price by the number of Common Shares for which a Right is then exercisable.

      (b) "Principal Party" shall mean:

            (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), the Person (or the Company if it is the successor thereto or the surviving corporation) that is the issuer of any securities for or into which Common Shares of the Company are converted in such share exchange, merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

            (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any such case, (1) if the Common Shares of such Person are not at such time and have not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, "Principal Party" shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value.

      (c) The Company shall not consummate any Section 13 Event unless the Principal Party shall have a sufficient number of authorized shares of Common Shares which have not been issued or reserved for issuance, or sufficient cash, to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any such Section 13 Event, the Principal Party will:

            (i) prepare and file a registration statement under the Securities Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Final Expiration Date;

            (ii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the securities or blue sky laws of such jurisdictions as may be necessary or appropriate; and

            (iii) will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

      The provisions of this Section 13 shall similarly apply to successive share exchanges, mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the first occurrence of a Section 11(a) (ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13 (a). The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights.

      SECTION 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES. (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq National Market or, if the Rights are not listed or admitted to trading on the Nasdaq National Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices as reported by such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

      (b) The Company shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of fractional Common Shares, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a Common Share. For the purposes of this Section 14(b), the current market value of a Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d) (i) hereof) for the Trading Day immediately prior to the date of such exercise.

      (c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above)

      SECTION 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under
Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

      SECTION 16. AGREEMENT OF RIGHT HOLDERS. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

      (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

      (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer;

      (c) subject to Section 6 and Section 7 hereof, the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to 7(e) hereof, shall be affected by any notice to the contrary; and

      (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

      SECTION 17. RIGHT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Common Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereto), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

      SECTION 18. CONCERNING THE RIGHTS AGENT. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom. The indemnity provided for herein shall survive the expiration of the Rights, the termination of this Agreement, and the resignation or removal of the Rights Agent. The costs and expenses of enforcing this right of indemnification shall also be paid by the Company.

      The Rights Agent may conclusively rely upon and shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Common Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

      Notwithstanding anything in this Agreement to the contrary, in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action.

      SECTION 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust powers of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

      In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

      SECTION 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, and no implied duties or obligations shall be read into this Agreement against the Rights Agent, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

      (a) Before the Rights Agent acts or refrains from acting, the Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

      (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

      (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.

      (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

      (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 7(e) or Section 11(a)
(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Common Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

      (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

      (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chief Executive Officer, the President, the Chief Financial Officer, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

      Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Rights Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than ten Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application subject to the proposed action or omission and/or specifying the action to be taken or omitted.

      (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

      (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

      (j) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

      (k) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

      (l) The Rights Agent shall not be required to take notice or be deemed to have notice of any fact, event or determination (including, without limitation, any dates or events defined in this Agreement or the designation of any Person as an Acquiring Person, Affiliate or Associate) under this Agreement unless and until the Rights Agent shall be specifically notified in writing by the Company of such fact, event or determination.

      SECTION 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company and to each transfer agent of the Common Shares by registered or certified mail and, at the expense of the Company, to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the Company shall become the temporary Rights Agent and the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be an entity organized and doing business under the laws of the United States or any state so long as such entity is authorized to do business as a banking institution in the State of Illinois, in good standing, having an office in the State of Illinois, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent, a combined capital and surplus of at least $10 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

      SECTION 22. ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to Common Shares so issued or sold (i) pursuant to the exercise of stock options or under any employee plan or arrangement, or (ii) upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or to the Person to whom such Right Certificate would be issued, and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustments shall otherwise have been made in lieu of the issuance thereof.

      SECTION 23. REDEMPTION. (a) The Board of Directors of the Company may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. The Company, may, at its option, pay the Redemption Price in cash (whether in United States dollars or in such other currency or currencies as the Board of Directors may determine), Common Shares (based on the current market price per share at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.

      (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within ten (10) days after such action of the Board of Directors ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in
Section 24 hereof] and other than in connection with the purchase of Common Shares prior to the Distribution Date.

      SECTION 24. EXCHANGE. (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) and Section 11(a) (ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

      (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) and
Section 11(a) (ii) hereof) held by each holder of Rights.

      (c) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights or shall take such other action specified in Section 11(a) (iii) hereof.

      (d) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this paragraph (d), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d) (i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

      SECTION 25. NOTICE OF CERTAIN EVENTS. (a) In case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of its Common Shares or to make any other distribution to the holders of its Common Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Common Shares rights or warrants to subscribe for or to purchase any additional Common Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Common Shares (other than a reclassification involving only the subdivision of outstanding Common Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with
Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten 10 days prior to the record date for determining holders of the Common Shares for purposes of such action, and in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares, whichever shall be the earlier.

      (b) In case the event set forth in Section 11(a) (ii) hereof shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a) (ii) hereof.

      The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote on any such action.

      SECTION 26. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sent by registered or certified mail and shall be deemed given upon receipt, addressed (until another address is filed in writing with the Rights Agent) as follows:

                      SPSS Inc.
                      233 South Wacker Drive
                      11th Floor
                      Chicago, Illinois 60606

                      Attention: Corporate Secretary

      Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sent by registered or certified mail and shall be deemed given upon receipt, addressed (until another address is filed in writing with the Company) as follows:

                      Computershare Investor Services, LLC
                      2 North LaSalle St.
                      Chicago, IL  60602
                      Attention: Relationship Manager

      Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

      SECTION 27. SUPPLEMENTS AND AMENDMENTS. The Company may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights. Without limiting the foregoing, the Company may at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to lower the thresholds set forth in Sections 1(a) and 3(a) to not less than 10%. Notwithstanding anything in this Agreement to the contrary, no supplement or amendment that changes the rights and duties of the Rights Agent under this Agreement will be effective against the Rights Agent without the execution of such supplement or amendment by the Rights Agent

      SECTION 28. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

      SECTION 29. DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3 (d) (1) (i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors of the Company in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and (y) not subject the Board of Directors to any liability to the holders of the Rights.

      SECTION 30. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

      SECTION 31. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language of this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors.

      SECTION 32. GOVERNING LAW. This Agreement Certificate issued hereunder shall be deemed to be a contract laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of such State applicable be made and performed entirely within such State without regard of law principles.

      SECTION 33. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

      SECTION 34. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect , the meaning or construction of any of the provisions hereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

    Attest:                                SPSS INC.

    By: /s/ Raymond H. Panza               By: /s/ Jack Noonan
        ----------------------------           ------------------------------
    Name: Raymond H. Panza                 Name: Jack Noonan
    Its: Executive Vice President,         Its: President and Chief
         Corporate Operations, Chief            Executive Officer
         Financial Officer and Secretary

    Attest:                                COMPUTERSHARE INVESTOR SERVICES, LLC

    By: /s/ Carol Wolniakowski             By: /s/ Cynthia Nislet
        ----------------------------           ------------------------------
    Name: Carol Wolniakowski               Name: Cynthia Nislet
    Its: Assistant Secretary               Its: Director, Relationship
                                                Management

By execution of this Agreement, the undersigned agrees to its termination as rights agent as set forth in Section 2 of this Agreement and to waive the requirement set forth in Section 21 of the 1998 Agreement that the Company must provide the undersigned with thirty (30) days' written notice of such termination, as of the day and year first written above.

                                           Harris Trust and Savings Bank
                                           By: /s/ Martin J. McHale, Jr.
                                               ---------------------------------
                                           Name: Martin J. McHale, Jr.
                                           Title: Vice President

                                                                       Exhibit A

                            Form of Right Certificate

Certificate No. R.-                                        ______________ Rights

NOT EXERCISABLE AFTER JUNE 18, 2008 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

                                Right Certificate

                                    SPSS Inc.

      This certifies that _________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement, dated as of June __, 2004 (the "Rights Agreement"), between SPSS Inc., a Delaware corporation (the "Company"), and Computershare Investor Services, LLC (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Chicago time, on June 18, 2008 at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one share of common stock, par value $.01 per share (the "Common Shares"), of the Company, at a purchase price of $175 per Common Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of Common Shares which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of June 18, 1998, based on the Common Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of Common Shares or other securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

      This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

      This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

      Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.0l per Right or (ii) may be exchanged in whole or in part for Common Shares or other consideration.

      No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

      No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

      This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

      WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _____________, ______.

Attest:                                    SPSS INC.

By: _________________________________      By: ________________________________
Name: _______________________________      Name: ______________________________
Its: _______________________________       Its: _______________________________

Countersigned:

COMPUTERSHARE INVESTOR SERVICES, LLC
as Rights Agent

By: __________________________________
    Authorized Signature

                    Form of Reverse Side of Right Certificate

                               FORM OF ASSIGNMENT

                   (To be executed by the registered holder if
                    such holder desires to transfer the Right
                                  Certificate.)

                               FOR VALUE RECEIVED
                    hereby sells, assigns and transfers unto

                  (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest does hereby irrevocably constitute and appoint _________________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: __________, _____
                                                    ____________________________
                                                    Signature

Signature Guaranteed: ____________________________

      Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                   CERTIFICATE

       The undersigned hereby certifies by checking the appropriate boxes that:

      (1) this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), and

      (2) after due inquiry and to best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person.

Dated: __________, _____
                                                    ____________________________
                                                    Signature

Signature Guaranteed: ____________________________

      Signatures must be guaranteed by a member firm of a registered United States national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                     NOTICE

      The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

                               (To be executed if
                        holder desires to exercise Rights
                     represented by the Right Certificate.)

To: SPSS Inc.

      The undersigned hereby irrevocably elects to exercise ________ Rights represented by this Right Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such Common Shares be issued in the name of:

Please insert social security or other identifying number:

                         (Please print name and address)

      If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Right Certificate for the balance remaining of such Right shall be registered in the name of and delivered to:

Dated: __________, _____
                                                    ____________________________
                                                    Signature

Signature Guaranteed: ____________________________

      Signatures must be guaranteed by a member firm of a national securities exchange, a member of the National Association of Dealers, Inc., or a commercial bank or trust company having an correspondent in the United States.

                                   CERTIFICATE

      The undersigned hereby certifies by checking the appropriate boxes that:

      (l) Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), and

      (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was Associate of any such Acquiring Person or and Affiliate or Associate or any such Acquiring Person.

Dated: __________, _____
                                                    ____________________________
                                                    Signature

Signature Guaranteed: _____________________________

      Signatures must be guaranteed by a member firm of a registered United States national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                     NOTICE

      The signatures in the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                     WARNING

      In the event the Certificate set forth above in the Assignment and Election to Purchase is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate of such Acquiring Person (as defined in the Rights Agreement), and such Assignment or Election to Purchase will not be honored.

                                                                       Exhibit B

                   SUMMARY OF RIGHTS TO PURCHASE COMMON SHARES

Background

In connection with the initial public offering of its common stock, on August 4, 1993, SPSS Inc. ("SPSS" or the "Company") filed a Registration Statement on Form 8-A with the Securities and Exchange Commission (the "1993 Registration Statement"). The 1993 Registration Statement registered the Company's common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The 1993 Registration Statement became effective on August 4, 1993.

In 1998, the Company's Board of Directors adopted a stockholder rights agreement (the "Rights Agreement") to protect stockholders against an attempt to acquire the Company on terms that the Board considered disadvantageous to SPSS and its stockholders. Under the Rights Agreement, SPSS paid a dividend of one common stock purchase right for each outstanding share of the Company's common stock, par value $0.01 per share. This dividend was paid on June 30, 1998 (the "Record Date") to the stockholders of record on that date. Common stock purchase rights also attached to each share of common stock issued after the Record Date. When issued, the common stock purchase rights, which are described in greater detail below, were attached to and were traded with the shares of common stock. The common stock purchase rights remain attached to and are traded with the shares of common stock and, as described below, cannot be exercised or traded independently of the shares of common stock until the occurrence of a Distribution Date (as defined below).

In connection with the adoption of Rights Agreement and the declaration and payment of the common stock purchase rights, SPSS filed a Registration Statement on Form 8-12GA registering the common stock purchase rights as a separate class of securities under the Exchange Act (the "1998 Registration Statement"). The 1998 Registration Statement (File No. 000-22194) became effective on June 18, 1998.

On June 16, 2004, the Board amended the Rights Agreement to (i) modify the Company's right to rescind the common stock purchase rights after they detach and become exercisable in order to insure that the Rights Agreement complies with applicable Delaware law and (ii) appoint Computershare Investor Services, LLC, the Company's current transfer agent, as rights agent. Accordingly, the description and terms of the common stock purchase rights are now set forth in an Amended and Restated Rights Agreement between the Company and Computershare Investor Services, LLC, as rights agent.

In connection with the amendments to the Rights Agreement, the Company has concluded that it is most appropriate to reflect the common stock purchase rights as an attribute of the common stock, instead of as a separate class of securities under the Exchange Act. The common stock purchase rights constitute, and will continue to constitute, an attribute of the common stock until the occurrence of a Distribution Date. Therefore, on August 31, 2004, the Company filed a Form 8-A12G/A to amend the 1993 Registration Statement to add a description of the common stock purchase rights as an attribute of the common stock. If and when a Distribution Date occurs, the Company will file a Form 8-A to register the common stock purchase rights as a separate class of securities. Effective as of August 31, 2004, the Company has withdrawn the 1998 Registration Statement.

Summary of Rights

Under the terms of the Amended and Restated Rights Agreement, each common stock purchase right entitles the registered holder to purchase from the Company one share of SPSS common stock (or in certain circumstances, cash, property or other securities) at a price of $175 per share (the "Purchase Price"), subject to adjustment, upon the occurrence of certain events.

With respect to any common stock certificates that were outstanding as of the June 30, 1998 Record Date, the common stock purchase rights are evidenced by a common stock certificate together with a copy of this Summary of Rights attached thereto and no separate certificate evidencing the common stock purchase rights (a "Rights Certificate") will be distributed. With respect to common stock certificates issued after the Record Date, the common stock purchase rights will be evidenced by a legend affixed to each such certificate incorporating the Rights Agreement, as amended, by reference. The failure to print or to have printed a legend on any common stock certificate issued after the Record Date will not affect, in any manner, the common stock purchase rights evidenced by the common stock certificate.

The common stock purchase rights are not exercisable and are not freely tradable separate from the common stock until the occurrence of a Distribution Date ("Distribution Date"). A Distribution Date occurs upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of 15% or more of the outstanding shares of common stock ("Acquiring Person") or (ii) 10 business days (or some later date as the Board may determine) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer by a person or group of affiliated or associated persons, the consummation of which would result in the beneficial ownership of 15% or more of the outstanding shares of common stock.

The Amended and Restated Rights Agreement provides that, until the Distribution Date (or an earlier redemption or expiration of the common stock purchase rights), the common stock purchase rights will only be transferred with the common stock, however, the surrender for transfer of any certificates for shares of common stock outstanding as of the Record Date, even without a legend or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the common stock purchase rights associated with the common stock represented by such certificate. As soon as practicable following a Distribution Date, Right Certificates will be mailed to holders of record of the outstanding share of common stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the common stock purchase rights. Such common stock purchase rights are, however, null and void as to any Acquiring Person. Until a common stock purchase right is exercised, the holder of a Rights Certificate will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

The common stock purchase rights will expire on June 18, 2008 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the common stock purchase rights are earlier redeemed or exchanged by the Company, in each case, as described below.

The Purchase Price payable, and the number of shares of common stock or other securities or property issuable, upon exercise of the common stock purchase rights, are subject to customary adjustments from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the common stock, (ii) upon the grant to holders of common stock of certain rights or warrants to subscribe for or purchase shares of common stock at a price, or securities convertible into common stock with a conversion price, less than the then-current market price of the common stock or
(iii) upon the distribution to holders of common stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in shares of common stock) or of subscription rights or warrants (other than those referred to above)

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to an increase or decrease of at least 1% in such Purchase Price. The Company will not be required to issue fractional common stock purchase rights or shares and in lieu thereof, an adjustment in cash will be made based on the current market value of the common stock purchase rights or shares.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision will be made so that each holder of a common stock purchase right, other than common stock purchase rights beneficially owned by the Acquiring Person (which are void), will thereafter have the right to receive, upon exercise of the common stock purchase right, that number of shares of common stock having a market value of two times the exercise price of the common stock purchase right.

In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, each holder of a common stock purchase right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the common stock purchase right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the common stock purchase right, or in circumstances such as where the common stock purchase right cannot be exercised for stock or the assets of the Company have been distributed, an amount of cash equal to the value of such common stock purchase rights will be paid.

At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding common stock, the Board may exchange the common stock purchase rights (other than common stock purchase rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one shares of common stock per common stock purchase right (subject to adjustment).

At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding common stock, the Board may redeem the common stock purchase rights in whole, but not in part, at a price of $0.01 per common stock purchase right (the "Redemption Price").

The terms of the common stock purchase rights may be amended by the Board without the consent of the holders of the common stock purchase rights, including an amendment to lower certain thresholds described above regarding percentage ownership whereby any person or group of affiliated or associated persons becomes an Acquiring Person, provided, however, no such amendment may adversely affect the interests of the holders of the common stock purchase rights.

Copies of Amended and Restated Rights Agreement

A copy of the Amended and Restated Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to the Form 8-A12G/A filed on August 31, 2004. The summary description of the common stock purchase rights set forth above is qualified in its entirety by reference to the Amended and Restated Rights Agreement. A copy of the Amended and Restated Rights Agreement is available free of charge from the Company at 233 South Wacker Drive, 11th Floor, Chicago, Illinois 60606, Attention: Corporate Secretary.